    As filed with the Securities and Exchange Commission on October 17, 1997.

                                                    Registration No. 333-34309
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 -------------

                                    FORM S-3

                               AMENDMENT NO. 1 TO

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            CYBEX INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

         New York                                         11-1731581
(State of incorporation)                    (I.R.S. Employer Identification No.)

                  10 Trotter Drive, Medway, Massachusetts 02053
                                 (508) 533-4300
          (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                Peter C. Haines,
                      President and Chief Executive Officer
                            CYBEX International, Inc.
                  10 Trotter Drive, Medway, Massachusetts 02053
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             JAMES H. CARLL, ESQUIRE
                             ARCHER & GREINER, P.C.
                              ONE CENTENNIAL SQUARE
                              HADDONFIELD, NJ 08033
                                 (609) 795-2121

                                  -------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                4,273,056 Shares

                            CYBEX INTERNATIONAL, INC.

                           Common Stock $.10 Par Value


      This Prospectus relates to 4,273,056 shares (the "Shares") of common stock, $.10 par value ("Common Stock"), of CYBEX International, Inc. (the "Company") issued in the merger (the "Merger") pursuant to the Agreement and Plan of Merger dated December 27, 1996, as amended (the "Merger Agreement"), by and among the Company, Cat's Tail, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Cat's Tail"), and Trotter, Inc., a Delaware corporation ("Trotter"). As result of the Merger, Trotter became the wholly-owned subsidiary of the Company. See "Recent Transactions and Material Changes".

      All of the shares are being registered on behalf of UM Equity Corp. and UM Holdings Foundation (the "Selling Stockholders"). The Shares may be offered for sale from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors-in-interest, on the American Stock Exchange ("AMEX"), in the over the counter market, in negotiated transactions or a combination of such methods of sale at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may affect such transactions by selling the Shares to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker/dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). The Selling Stockholders, upon affecting a sale of shares of Common Stock, may be considered "underwriters" as that term is defined by the Securities Act. See "Selling Stockholders" and "Plan of Distribution".

      None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions and fees and expenses of counsel and other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

      The Shares of Common Stock of the Company are traded on the AMEX. On August 22, 1997 the closing price for the Shares of Common Stock as reported on AMEX was $10.13 per share.


          SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR
           DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY
         PROSPECTIVE INVESTORS IN PURCHASING THE SHARES OFFERED HEREBY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                The date of this Prospectus is October 17, 1997.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. The periodic reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and also are available for inspection at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained, at prescribed rates, from the public reference section of the Commission, at 450 Fifth Street, NW, Washington, D.C. 20549. Also, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company, and the address of such site is (http://www.sec.gov). In addition, periodic reports, proxy statements and other information filed by the Company may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

      The Company has filed a Registration Statement on Form S-3 (herein, together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the Exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.


                           INCORPORATION BY REFERENCE

      The Company will provide without additional charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                                William S. Hurley
                   Vice President and Chief Financial Officer
                            CYBEX International, Inc.
                  10 Trotter Drive, Medway, Massachusetts 02053
                                 (508) 533-4300

      The following documents previously filed by the Company with the Commission (file no. 0-4538) are incorporated by reference in this Prospectus and made a part hereof:

    a.  Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

    b. Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed April 23, 1997.

    c. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

    d.  Current Report on Form 8-K dated May 23, 1997.

    e. Amendment No. 1 to the Current Report on Form 8-K dated May 23, 1997, filed August 6, 1997.

    f.  Current Report on Form 8-K dated September 10, 1997.

    g. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

    h. Proxy Statement dated April 23, 1997, filed pursuant to Section 14 of the Exchange Act.

    i. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description. (file no. 1-8146)

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies, supersedes, or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                  RISK FACTORS

      In addition to the information contained elsewhere herein and in the documents incorporated herein by reference, prospective investors should consider the following factors prior to investing in the Shares.

Difficulties Associated with Integrating Operations of the Company and Trotter
------------------------------------------------------------------------------

      The Company believes that it can successfully integrate and manage the combined operations of the Company and Trotter. However, because of the inherent uncertainties associated with efforts to integrate and manage the operations of the two companies (e.g., integration of the different distribution channels and the potential impact of employee turnover), there can be no assurances that any level of cost savings or operating synergies will be realized, or that there will not be other expenses or charges to earnings resulting from the combined operations that were not anticipated. The Company recorded net losses of $8,535,000 and $7,284,000 for the three and six months ended June 30, 1997, respectively. The Company's Financial Statements include Trotter's historical results for the three and six months ended June 30, 1997 and include Cybex's results from the May 23, 1997 acquisition date to June 30, 1997. The loss for the three and six months ended June 30, 1997 includes charges for unusual and nonrecurring merger-related costs of $12,208,000. These costs include (i) a pre-tax charge of $5,234,000 related to closing of one of Trotter's facilities and the write-off of acquired research and development and (ii) a pre-tax charge of $6,974,000 related to conforming to new accounting and operating policies of the merged company, including reorganizing the Company's domestic and international sales operations and manufacturing initiatives. The Company believes certain transition and integration costs will continue through the remainder of the year.

Control by UME
--------------

      UM Equity Corp. ("UME") is the owner of approximately 48.2% of the outstanding Common Stock of the Company. Accordingly, UME has the ability, by voting shares of Common Stock, to cause or significantly influence (i) the election of the Company's Board of Directors and, thus, the direction and future operations of the Company, and (ii) the outcome of all other matters submitted to the shareholders of the Company, including mergers, consolidations, and the sale of all or substantially all of the Company's assets.

Dependence on Key Individuals
-----------------------------

      The Company's future success depends in significant part upon the continued service of certain key individuals, principally Peter Haines, the Company's President and Chief Executive Officer, and Raymond Giannelli, Vice President-Research and Development. The Company's future success will also be dependent in significant part upon the Company's ability to attract and retain highly qualified managerial, product development and sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its existing key managerial, technical or other personnel or that it can attract and retain such employees in the future. The loss of key personnel or the inability to hire or retain qualified personnel in the future could have a material adverse effect upon the Company's results of operations.

Potential Acquisitions
----------------------

      In light of continuing consolidation in the fitness industry, as part of its business strategy, the Company may from time to time acquire assets and businesses principally relating to or complementary to its operations. Any acquisitions by the Company will be accompanied by the risks commonly encountered in acquisitions of companies. Such risks include, among other things, potential exposure to unknown liabilities of acquired companies or to acquisition costs and expenses exceeding amounts anticipated for such purposes, fluctuations in the Company's quarterly and annual operating results due to the costs and expenses of acquiring and integrating new businesses or technologies, the difficulty and expense of assimilating the operations and personnel of the acquired businesses, the potential disruption of the Company's ongoing business and diversion of management time and attention, the potential failure to achieve anticipated financial, operating and strategic benefits from such acquisitions, difficulties in establishing and maintaining uniform standards, controls, procedures and policies, and the impairment of relationships with and the possible loss of key employees and customers of acquired businesses as a result of changes in management and ownership. There can be no assurance that the Company will be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

                                   THE COMPANY

      CYBEX International, Inc. (the "Company") designs, develops, manufactures, sells and distributes premium quality strength training and cardiovascular equipment for the commercial and consumer markets. The Company's products are marketed under a number of trademarks leading with the names "CYBEX(R)" or "Trotter(R)". The Company's wholly-owned finance subsidiary, CYBEX Financial Corp. ("CFC"), provides capital equipment financing for the Company's products primarily to its domestic commercial customer base. See "Recent Transactions and Material Changes" with respect to information pertaining to the Company's recent merger involving Trotter Inc.

      The Company is a New York corporation whose executive offices are located at 10 Trotter Drive, Medway, Massachusetts 02053, and its telephone number is
(508) 533-4300.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Shares will be received by the Selling Stockholders or their respective pledgees, donees, transferees or other successors-in-interest. The Company will not receive any proceeds from any sale of Shares.

                    RECENT DEVELOPMENTS AND MATERIAL CHANGES

      On May 23, 1997, in accordance with the Agreement and Plan of Merger (the "Merger Agreement"), dated December 27, 1996, as amended, by and among the Company, Cat's Tail, Inc., a Delaware corporation and newly formed wholly-owned subsidiary of the Company ("Cat's Tail"), and Trotter Inc., a wholly-owned subsidiary of UME ("Trotter"), Cat's Tail was merged with and into Trotter (the "Merger"). As a result of the merger, Trotter became a wholly-owned subsidiary of the Company and UME received 4,273,056 shares of Common Stock in exchange for all of the outstanding shares of Trotter. In addition, options to purchase shares of Trotter were exchanged for options to purchase the Common Stock of the Company. As a result, UME acquired approximately 49.49% of all of the Common Stock issued and outstanding immediately following the Merger, which, together with shares attributed to holders of options to acquire Trotter common shares, equaled 50.001% of all of the Common Stock issued and outstanding immediately following the Merger, on a fully diluted basis as defined in the Merger Agreement. See "Selling Stockholders - Relationship between the Company and UME."

                              SELLING STOCKHOLDERS

      The following table sets forth the name of each Selling Stockholder and the number of shares of the Company's Common Stock which may be offered by such Selling Stockholder pursuant to this prospectus. The Shares offered constitute all of the Shares owned by each Selling Stockholder as of August 15, 1997. All the Shares were issued to UM Equity Corp. ("UME") in the Merger. UM Holdings Foundation acquired its shares as a charitable donation from UME.

     Selling Stockholder                  Shares Offered
     -------------------                  --------------
     UM Equity Corp.                         4,173,056
     UM Holdings Foundation                    100,000


         UME is a wholly-owned subsidiary of UM Holdings, Ltd. ("UM"), substantially all of whose capital stock is owned equally by John Aglialoro and Joan Carter. John Aglialoro is a director and the Chairman of the Board of the Company and Ms. Carter is a director and the Vice-Chair and Secretary of the Company. Mr. Aglialoro and Ms. Carter also are directors and executive officers of UME and are trustees of UM Holdings Foundation.

Relationship Between the Company and UM

         Prior to the Merger, Trotter was an indirect wholly-owned subsidiary of UM. UM historically provided various administrative services to Trotter, including accounting, human resources, and computer services, for which it was charged $63,000 for 1995 and $10,000 for 1996. The Company expects to perform these services during 1997. Trotter also participated in UM's deferred savings program for employees pursuant to Section 401(k) of the Internal

Revenue Code. Trotter was charged $87,000 and $97,000 for 1995 and 1996, respectively, for profit sharing plan contributions made pursuant to this program on behalf of its employees. Until May 1996, Trotter participated in UM's centralized cash management program. Pursuant to this program, Trotter's cash receipts were remitted to, and cash disbursements were funded by, UM, with UM retaining any excess cash. In 1996, UM paid $890,000 to Trotter in reconciliation of accounts upon termination of the program.

         Until consummation of the Merger, Trotter was included in the consolidated income tax filings of UM. Trotter, UM and other subsidiaries of UM entered into a tax sharing agreement pursuant to which Trotter would pay to UM amounts equal to the income taxes which Trotter would otherwise have paid had it filed separate income tax returns. Trotter paid $1,582,000 to UM in 1997 under this tax sharing agreement. UM has agreed to indemnify Trotter from any liability pertaining to an adjustment or proposed adjustment of the UM consolidated tax returns, to the extent pertaining to UM or its subsidiaries other than Trotter and its subsidiaries; likewise, Trotter has agreed to indemnify UM from any liability relating to any adjustment or proposed adjustment to the consolidated tax returns of UM to the extent pertaining to Trotter or any of its subsidiaries.

         In 1995 and 1996, UM loaned to Peter Haines, the President of the Company, a total of $500,000. This loan is evidenced by an interest-bearing promissory note payable March 31, 1999 and is secured by a security interest in Mr. Haines' rights to options granted by the Company.

                              PLAN OF DISTRIBUTION

         Any distribution of the Shares of Common Stock by the Selling Stockholders, or by their respective pledgees, donees, transferees or other successors-in-interest, may be affected from time to time in one or more of the following transactions: (a) to underwriters who will acquire shares of common stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or re-allowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the American Stock Exchange, or on one or more exchanges on which the Common Stock is then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; or (c) directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means.

         The Selling Stockholders and such underwriters, brokers, dealers or agents, upon affecting a sale of shares of Common Stock, may be considered "underwriters" as that term is defined by the Securities Act.

         Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or re-allowed or paid to dealers, and brokers or agents participating in such transaction may receive brokerage or agents' commissions or fees.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available.

         The Company and the Selling Stockholders have agreed that all costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Commissions and discounts, if any, attributable to the sale of the Shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any agent, dealer or broker dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Shares offered hereby will be passed upon for the Company and Selling Stockholders by Archer & Greiner, A Professional Corporation, Haddonfield, New Jersey. James H. Carll, a member of Archer & Greiner, is a director of the Company and UME and a trustee of UM Holdings Foundation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------


Item 14.  Other Expenses of Issuance and Distribution.

         The following is an estimate of the expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts, commissions, and other compensation:

         SEC registration fee..........................    $     13,312.82
                                                             -------------
         Legal fees and expenses.......................    $      5,000.00
                                                             -------------
         Accountants' fees and expenses................    $      3,000.00
                                                             -------------
         Miscellaneous.................................    $      1,687.18
                                                             -------------
                                      TOTAL............    $     23,000.00
                                                             -------------

Item 15.  Indemnification of Directors and Officers.

         The New York Business Corporation Law ("NYBCL") permits indemnification of a director if the director acted in good faith for a purpose he reasonably believed to be in, or, in the case of service for any other corporation or partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation (or, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful). The NYBCL does not permit a corporation to indemnify directors against judgments and actions brought by or in the right of the corporation in which such director was adjudged liable to the corporation. The NYBCL does permit, however, indemnification for the portion of the settlement amount and expenses, if the indemnification is ordered by the court. The NYBCL also permits a corporation to advance expenses upon an undertaking for their repayment if the person receiving the advance is not ultimately entitled to indemnification.

         The NYBCL provides that the statutory provisions are not exclusive of any other right to indemnification or advancement of expenses that may be provided in the Certificate of Incorporation or Bylaws or, when authorized by such Certificate or Incorporation or Bylaws, (i) a resolution of the Shareholders, (ii) a resolution of the Directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be provided if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

         The Company charter permits the corporation to indemnify to the extent permitted by, and in the manner permissible, under the New York law.

Item 16. Exhibits.

         Number              Description
         ------              -----------

          5.1                Opinion of Archer & Greiner, A Professional
                             Corporation.*

         23.1 Consent of Archer & Greiner, A Professional Corporation - See Exhibit 5.1*

         23.2                Consent of Ernst & Young LLP

         23.3                Consent of Arthur Andersen LLP

         24                  Power of Attorney (contained on signature page)

------------------
* Filed with Registration Statement on August 25, 1997

Item 17. Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect
to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14A-3 or Rule 14C-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                         (i) The undersigned Registrant hereby undertakes that:

                             (1) For purposes of determining any liability under
the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                             (2) For the purpose of determining any liability
under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medway, and the Commonwealth of Massachusetts, on this 17th day of October, 1997.


                                      CYBEX INTERNATIONAL, INC.


                                      By: /s/ Peter C. Haines
                                          -------------------------------------
                                          Peter C. Haines,
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby appoints Peter C. Haines, William S. Hurley, and James H. Carll, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign in his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and any of such attorneys-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Signature            Title                             Date

/s/ Peter C. Haines
---------------------         President and Chief              October 17, 1997
Peter C. Haines               Executive Officer
                              (Principal executive officer)

/s/ William S. Hurley
----------------------        Vice President and Chief         October 17, 1997
William S. Hurley             Financial Office
                              (Principal financial
                              and accounting officer)

/s/ John Aglialoro
------------------------         Director                October 17, 1997
John Aglialoro


/s/ James H. Carll
------------------------         Director                October 17, 1997
James H. Carll


/s/ Joan Carter
------------------------         Director                October 17, 1997
Joan Carter


         *
------------------------         Director                October 17, 1997
Kay Knight Clarke


/s/ Arthur W. Hicks, Jr.
------------------------         Director                October 17, 1997
Arthur W. Hicks, Jr.


         *
------------------------         Director                October 17, 1997
Thomas W. Kahle


         *
------------------------         Director                October 17, 1997
Jerry Lee


         *
------------------------         Director                October 17, 1997
Robert R. McMillan


         *
------------------------         Director                October 17, 1997
Alan H. Weingarten


*By: /s/ Peter C. Haines
    --------------------
    Peter C. Haines,
    Attorney-in-Fact